                                                                    Exhibit 10.5

                       Dated this 18th day of August 2006

                     WUXI HUAY1 INVESTMENT COMPANY LIMITED

                                       AND

                          FIRST SPACE HOLDINGS LIMITED

                -------------------------------------------------

                            EQUITY TRANSFER AGREEMENT

                                       FOR

                        51% OF THE REGISTERED CAPITAL OF
                        WUXI SEAMLESS OIL PIPE CO., LTD.

                -------------------------------------------------

                                DIBB LUPTON ALSOP
                            41/F Bank of China Tower
                                 1 Garden Road
                                    Hong Kong

                               Tel: (852)2103 0808
                               FAX: (852)2810 1345

                               TABLE OF CONTENTS

CLAUSE    HEADING                                                    PAGE NUMBER
------    -------                                                    -----------

                            EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT is made on Aug. 18th, 2006 between:

(1)   WUXI HUAYI INVESTMENT COMPANY LIMITED ("SELLER"), a corporation duly incorporated and validly existing pursuant to the laws of the People's
      Republic of China, with its registered address at Room 909; No.1, Road
      Changjiang (N.), Wuxi, People's Republic of China.

              Legal representative: PIAO Longhua
              Title; chairman of the board or directors
              Nationality: Chinese

      and

(2)   FIRST SPACE HOLDINGS LIMITED. (the "BUYER"), a company incorporated under the laws of British Virgin Islands whose registered office is at

      Authorised representative    :    Abdul Halim bin Harun
      Title                        :    Director
      Nationality                  :    Malaysian

      (The Seller and the Buyer are referred to collectively as "PARTIES" and individually a "PARTY".)

WHEREAS:

(A)   Wuxi Seamless Oil Pipe Co., Ltd. (the "JV COMPANY") is a sino-foregin equity joint venture company duly established and validly existing under the laws of the PRC. The particulars of the JV Company are set forth in
      Schedule 1 of this agreement.

(B)   Wuxi Huayi Investment Co., Ltd ("WUXI HUAYI") owns 49% of the registered capital of the JV Company. The Seller owns 51% of the registered capital of the JV Company ("EQUITY INTEREST") and is the sole legal and beneficial owner of the Equity Interest as well as all the rights, interests and benefits attached thereto. The registered capital of the JV Company has been paid-up in full.

(C)   The Seller desires to transfer in accordance with the terms and conditions contain hereof and the Buyer, relying on the representations, warranties and undertakings made by the Seller and the terms and conditions contained hereof, desires to acquire the entire Equity Interest in the JV Company and all the rights, interests and benefits attached thereto.

IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

                                        1

1.1   In this Agreement, the following words and expressions shall have the following meanings

      "ENCUMBRANCES"               means any rights or interests (including,
                                   without prejudice to the generality of the
                                   foregoing, any right to purchase, option or
                                   pre-emptive right) or any mortgage, charge,
                                   pledge, lien, taxation, duty, assignment,
                                   pawn, security interest, reserved right or
                                   any other security agreement or arrangement
                                   or any other security agreement or
                                   arrangement or any obligation.

      "AGREED FORM"                means, in relation to any document, the form
                                   agreed between the Parties and for the
                                   purpose of identification only initialled by
                                   or on behalf of the Parties.

      "NEW ARTICLES"               means the new article of association of the
                                   JV Company to be signed by Buyer to reflect
                                   the change of ownership of the

      "JV CONTRACT"                means the Equity JV Company Contract in
                                   connection with the JV Company entered into
                                   between the Seller and Wuxi Huayi on 20th
                                   August 2005.

      "BUSINESS DAY"               means a day other than a Saturday or Sunday
                                   or Hong Kong's statutory holidays on which
                                   bank are open for business in Hong Kong.

      "CLOSING"                    means the completion of the transfer of the
                                   Equity Interest in accordance with CLAUSE 6.2
                                   hereof.

      "CLOSING DATE"               means the date of the completion of the
                                   transfer of the Equity Interest in accordance
                                   with CLAUSE 6.1 hereof.

      "HONG KONG"                  means Hong Kong Special Administrative
                                   Region of the People's Republic of China.

      "PRC"                        means the People's Republic of the China, for
                                   the purpose of this Agreement, excluding Hong
                                   Kong. Macao Special Administrative Region and
                                   Taiwan.

      "YEAR"                       means a calendar year.

      "TRANSFER PRICE"             means the transfer price to be paid to Seller
                                   by Buyer to purchases the Equity Interest
                                   pursuant to the terms and conditions hereof,
                                   particulars of which are set forth in CLAUSE
                                   3 of this Agreement.

      "SHAREHOLDER'S LOAN"         means the shareholder's loan amounted to
                                   US$53,300,000 provided by the Seller to the
                                   JV Company.

      "EVALUATION REPORT"          means, in respect of the JV Company, the
                                   valid evaluation report in respect of the
                                   value of the equity interests of the JV
                                   Company as of 31 March, 2006 issued by Wuxi
                                   Dazhong Accounting Company Limited.

                                        2

      "REFERENCE DATE"             means, in respect of this Agreement, 31
                                   March, 2006.

      "RMB"                        means the legal currency of the PRC.

      "US$"                        means the legal currency of the United States
                                   of America.

      "COMMERECE DEPARTMENT"       means the Department of Foreign Trade &
                                   Economic Corporation of Jiangsu Province or
                                   any lower local commerce department
                                   authorized by it, or any other government
                                   authority in PRC competent in examining and
                                   approving the transfer of the Equity
                                   Interest.

      "APPROVAL LETTER"            means the approval letter issued by the
                                   Commerce Department approving the transfer of
                                   the Equity Interest from the Seller to the
                                   Buyer.

      "APPROVAL CERTIFICATE"       means "Approval Certificate of Foregin
                                   Invested Enterprise" issued to the JV Company
                                   by the Commerce Department evidencing that
                                   the said Equity Interest has been transferred
                                   to the Buyer.

      "BOARD"                      means, in respect of the JV Company, the
                                   board of directors existing on the date of
                                   this Agreement.

      "AFFILIATE"                  means, in relation to any person, any company
                                   or legal entity directly or indirectly owns,
                                   legally and benefically, at least 30% the
                                   interests, and/or the optional right of
                                   purchase of the equity and/or shares of the
                                   said person; or any company or legal entity
                                   directly or indirectly owns, legally and
                                   beneficially, at least 30% the interests
                                   and/or the optional right of purchase of the
                                   equity and/or shares of the said person.

      "TAXATION"                   means any form of taxes, customs tax, import
                                   duty and tax collection (whether collected in
                                   the PRC or in any other countries), including
                                   but not limited to profit tax, income tax
                                   (including the amount withhold or prepaid in
                                   accordance with the provisions of the income
                                   tax), company tax, capital gain tax, value
                                   added tax, customs tax or other import and
                                   export tax, consumption tax, stamp duty,
                                   social insurance or any other similar
                                   payments or any forms of taxation, interest,
                                   penalties or additional charges in connection
                                   with the JV Company and its subsidiaries.

1.2   Unless the context stipulates otherwise, in this Agreement:

      1.2.1   any reference to preamble, clauses or schedules means the
              preamble, clauses or schedules of this Agreement.

      1.2.2   expressions in the singular form shall include the plural and vice versa, and all references to the masculine gender shall include the female and neuter genders and vice versa.

                                        3

      1.2.3   writing or written shall include any legible and non-provisional text reproduction;

      1.2.4   the heading in this Agreement are for ease of reference only and shall not affect its interpretation;

      1.2.5   reference to "persons" shall include any individuals, enterprises or other corporations, govenments, states or government
              authorities or any JV Companys, association or partnerships, labour union or employees' representing institution (whether independent legal person or not);

      1.2.6   reference to "companies" shall include any legal person
              organisation established in any other place:

2.    TRANSFER OF EQUITY INTEREST

2.1   Subject to the terms and conditions provided in this Agreement, at the
      Closing Date, the Seller, as the only legal and benefical owner of the
      Equity Interest as well as the rights, interests and benefits attached thereto, shall tranfer free of encumbrances to the Buyer who shall purchase the Equity Interest abd all the rights, interests and benefits attached thereto from the Seller.

2.2   The Seller warrants with the Buyer that:

      2.2.1   it has the right to sell and transfer the Equity Interest and all the rights, interests and benefits attached thereto according to the terms and conditions set in this Agreement to the Buyer;

      2.2.2   the Equity Interest shall be sold free of all liens, charges, pre-emptive rights and any other Encumbrances; and

      2.2.3   after the Closing Date, it will, at its own cost, sign or make (or procure any other necessary party to sign or make) all such covenants, documents and things as the Buyer may from time to time require in order to vest the Equity Interest in the Buyer or as otherwise may be necessary to give full effect to this Agreement.

3.    TRANSFER PRICE

3.1   Subject to the terms and conditions provided herein. The Parties have agreed that the Transfer Price shall be the sum of US$ 22,746,805.82
      (equivalent to RMB 182,361,142.25 yuan, calcuted at the middle exchange rate of RMB published by the People's Bank of China on 31 March, 2006
      (namely, US$1.00 : RMB 8.0170)) which shall be fully paid by the Buyer to the Seller within three (3) months of the date on which the JV company's new Business License is granted; or this amount can be paid in another way by the Buyer to the Seller upon negotiations between the Buyer and Seller.

3.2   The amount payable pursuant to CLAUSE 3.1 above shall be paid by the Buyer by way of wire transfer to such bank account as the Seller may inform the
      Buyer by written notice at least three (3) Business Days prior to ther
      Closing Date.

4.    CONDITIONS PRECEDENT

                                        4

4.1   The Buyer's performance of its obligations under this Agreement shall be subject to the following conditions precedent:

      4.1.1   the representations, undertakings and warranties of Seller in
              Schedule 5 of this Agreement shall be substantially true, accurate and complete in all aspects and free of misleading and shall be effective as at the Closing Date;

      4.1.2   no action or other legal proceedings has been commenced or threatened to be commenced against the Seller which may restrict the transfer of Equity Interest hereunder or cause such transfer to be impossible or illegal except for those instituted directly or indirectly by the Buyer;

      4.1.3   the Seller has provided the Buyer with a true copy certified by its director or company secretary evidencing that its Board of
              Directors has validly approved the Seller to execute and perform this Agreement, to transfer the Equity Interest and the name and signature of the person being authorised to sign this Agreement and the related documents;

      4.1.4   the Seller has provided the Buyer with a copy of the resolution validly resolved by the Shareholders Meeting of Wuxi Huayi which contains, including but without limitation, that (a) it has approved the transfer of the Equity Interest by the Seller to the
              Buyer; (b) it has agreed to waive its pre-emptive right to the
              Equity Interest; and (c) it has agreed that Clause 10(d) of the JV
              Contract shall not be applicable to the transaction contemplated in this Agreement;

      4.1.5   the Seller has provided the Buyer with a copy of the resolution validly resolved by the Board of Directors of the JV Company which contains, including but without limitation, that (a) it has approved the transfer of the Equity Interest by the Seller to the
              Buyer; (b) the JV Company shall adopt the New Articles and make application to the relevant PRC government authorities for new
              Approval Certificate and business licence; and (c) it has approved the resignation of all directors appointed by the Seller and the appointment of the persons nominated by the Buyer as the new directors;

      4.1.6   the transfer of the Equity Interest has been approved by the
              Commerce Department or any other PRC government authorities and the Approval and the Approval Certificate have been issued to the
              JV company;

      4.1.7   the JV Company has applied to the relevant administration for industry and commerce in the PRC for change of its business licence and such new business licence has been issued to the JV
              Company;

      4.1.8   the Seller has provided the Buyer with Resignation Letters in the
              Agreed Form as provided in Schedule 2 hereof signed by all the directors appointed by the Seller to the JV Company;

      4.1.9   the Seller has sent to Wuxi Huayia a Notice of Equity Transfer in the Agreed Form as provided in Schedule 3 hereof;

      4.1.10  the Seller has provided the Buyer with a Letter of Consent to
              Equity Transfer in the Agreed Form as provided in Schedule 4 hereof signed and delivered by Wuxi Huayi;

                                        5

      4.1.11  the Seller has provided the Buyer with all relevant banks' consent to or approval of the transfer of the Equity Interest required under the JV Company's loans;

      4.1.12  the Buyer is reasonably satisfied with the result of investigation and verification in relation to the financial and legal aspects of the JV Company; and

      4.1.13  the Seller has provided all other documents reasonably requested by the Buyer.

4.2   The Seller's performance of its obligations under this Agreement shall be subject to the following conditions precedent:

      4.2.1   the Buyer has provided the Seller with a true copy certified by its directors or company secretary evidencing that its Board of
              Director has validly approved the Buyer to execute and perform this Agreement, to purchase the Equity Interest and the name and signature of the person being authorised to sign this Agreement and the related documents; and

      4.2.2   the Buyer shall promptly prepare the New Articles after the transfer of Equity Interest so as to file report to the Commerce
              Department.

4.3   If the conditions set forth in CLAUSE 4.1 and/or CLAUSE 4.2 are not satisfied or waived on or before 28 April, 2007, the Buyer shall be entitled to withdraw from this Agreement or to set a new closing date. In the event that the Buyer decides to withdraw from this Agreement, the rights and obligations of both Parties under this Agreement shall be invalidated from such date and this Agreement shall be forthwith terminated and ceased to be effective and, save as provided otherwise, no
      Party shall have any rights or obligations under this agreement.

5.    LIABILITY PRIOR TO CLOSING

5.1   The Seller undertakes to the Buyer that it shall procure that the JV
      Company shall, during the period from the date of this Agreement to the
      Closing Date (inclusive), maintain its operation activities and carry on its business (including nature and scope) in the same way as that before the date of this Agreement and, without the written consent of the Buyer, the Seller shall not procure or permit the JV Company to:

      5.1.1   appoint or substitute any director, secretary or any other officers;

      5.1.2   announce, distribute or pay any dividend or other money, or do or intentionally permit to do any act which shall make the financial position of the JV Company worse than that AS of the date of this
              Agreement, except for the dividend or other money in relation to the JV Company's undistributed profits as of the Reference Date announced by the Board of Directors of the JV Company before the date of this Agreement but not yet distributed;

      5.1.3   save as provided in this Agreement, amend the JV Contract or articles of association of the JV Company, or do or permit to do any conduct, act or thing which may cause such amendment;

      5.1.4   save as provided in this Agreement, take over or acquire, out of its ordinary course of business, any assets, or transfer or sell any right of first refusal or pre-emptive right in relation to any of its assets, or enter into any contract in connection therewith;

                                        6

      5.1.5   create, redeem or knowingly permit to create any lien (except in the course of ordinary transaction), mortgage, pledge, debt.
              Encumbrances, pawn or any third party' interests over the JV
              Company and its business, property or assets:

      5.1.6   take any significant act or omission which may cause the JV
              Company to cease operation, terminate or violate materially any contract or arrangement to which the JV Company is a party;

      5.1.7   increase substantially payment to any loan (including any
              overdraft or debt under any lease or hire-purchase agreement, whether actual or postponed) thus making it higher than that of the date of this Agreement, except for those necessary for the ordinary business of the JV Company;

      5.1.8   enter into any extraordinary or abnormal contract or undertaking, or out of its ordinary course of business or incurring a liability in an amount exceeding USS 1,000,000:

              (a)   to process any loan (except for the loan acquired by the JV
                    Company by way of refinancing for the repayment of the
                    Shareholder's Loan); 0r

              (b)   to enter into any lease, hire-purchase or any other
                    agreements or make repayment arrangement in the form of
                    delayed payment (except the purchase made before and paid
                    after the date of this Agreement);

      5.1.9   grant any lease or third party rights in connection with its property or transfer or sell any asset;

      5.1.10  make any proposal or announcement on any change to or increase of the retirement/decease/disability welfare in respect of or in connection with any of its directors, employees, former directors, former employees (or any dependents of such persons) or grant or create any additional retirement/decease/disability welfare;

      5.1.11  make any of its insurances void or take any action which may cause the insurance policy to be void or voidable;

      5.1.12  agree with or upon conditions or otherwise agree to cany out any of the aforesaid act; and/or

      5.1.13  deviate substantially from the daily ordinary course of business.

5.2   Prior to the Closing, the Seller shall not:

      5.2.1   sell any interest of the Equity Interest or any pari thereof or create any privilege, pre-emptive right, mortgage or other
              Encumbrances over the Equity Interest; and

      5.2.2   take, omit to take, cause or permit to take or omit to take any action or matter that results (or may result) in violation of any representations, warranties or undertakings that it shall make on the Closing Date.

5.3   In the event that the Seller, before the Closing, is aware and reasonably believes that any mailer has happened or may happen which constitutes (or may constitute later) a

                                        7

      misrepresentation or a breach of the its warranties, the liabilities on its part or any other stipulations, it shall immediately inform the Buyer of the same in writing.

5.4   On or before the Closing Date, upon the Buyer's written request, the
      Seller shall procure that any agreement or arrangement (if any) between it and the JV Company shall be terminated or discharged, and thereby shall not impose any punishment on, or raise claim against, or cause any other adverse consequences to the JV Company.

6.    CLOSING

6.1   Subject to the terms and conditions hereof, transfer of the Equity
      Interest shall take place at the office of the JV Company at or before
      5:00 p.m. (Hong Kong time) five (5) Business Days after all conditions precedent set out in CLAUSE 4 hereof have been fulfilled or waived
      ("Closing Date"), unless both Parties have agreed upon any other date and venue in writing.

6.2   At the Closing:

      6.2.1   The Seller shall deliver the following documents or handover the following assets to the Buyer:

              (a)   the original capital verification report of the JV Company issued by Wixi Dazhong Accounting Company Limited on 16th
                    February 2006;

              (b)   the Evaluation Report;

              (c)   the list of new directors of the JV Company provided by the
                    Buyer; and

              (d)   the original documents to be submitted in accordance with
                    CLAUSE 4.1 hereof.

      6.2.2   The Buyer shall:

              (a)   provide the original documents to the Seller as required in
                    Clause 4.2 hereof; and

              (b)   pay the Transfer Price in accordance with CLAUSE 3 hereof
                    after the satisfaction of the requirements set out in CLAUSE
                    6.2.1.

6.3   After all requirements set out in CLAUSE 6.2 above have been fulfilled, the Buyer shall obtain the Equity Interest and all the rights, interest and benefits attached thereto in the JV Company free of any encumbrances.

6.4   The JV Company shall adopt the new Articles of Association, and submit applications to the relevant government authorities for the purpose of obtaining the new approval certificate and business license, etc.

6.5   After the Closing Date, the Seller and the Buyer shall procure and assist the JV Company to apply to the relevant PRC government authorities for the alternation in connection with tax, customs, foreign exchange and finance issues.

6.6   After the Closing, when the Seller is still the registered holder of the
      Equity Interest, it shall hold the Equity Interest and all rights, interest and benefits attached thereto as a trustee for the

                                        8

      Buyer. The Seller shall follow the Buyer's instruction to deal with the
      Equity Interest and all rights, interest and benefits attached thereto; in particular the Seller shall follow the Buyer's instruction to exercise any voting right or execute power of attorney or any other documents to enable the Buyer or its representative to attend and vote at any meetings of the
      JV Company.

6.7   In the event that this Agreement is terminated by the Seller or Buyer, except for the rights and obligations of a Party which have existed as of the date of the termination and shall not be affected thereby, any other rights and obligations of each Party shall be immediately terminated upon the termination of this Agreement.

6.8   All the warranties of the Seller are true, accurate and not misleading as of the date of this Agreement. If the Buyer; finds out after the Closing that any warranty is untrue, inaccurate or misleading, it shall have right to make claim against the Seller.

7.    REPRESENTATIONS, UNDERTAKINGS AND WARRANTIES

7.1   Upon the date of this Agreement and the Closing Date, the Seller shall make representations. undertakings and warranties to the Buyer that:

      7.1.1   it is the sole legal and beneficial owner of the Equity Interest and all rights, interests and benefits attached thereto;

      7.1.2   it is a company incorporated and validly existing under the laws of Malaysia and is an independent legal person entity;

      7.1.3   it has full power, capability, authorization and approval to (a)
              enter into this Agreement; (b) transfer the Equity Interest; (c)
              perform the obligations hereof; and (d) complete the transaction contemplated in this Agreement;

      7.1.4   its representative signing this Agreement has the full
              authorization and power to do so without requiring any approval, consent, licence or authorisation from any other government authorities or third person except as provided otherwise in this
              Agreement;

      7.1.5   this Agreement once put into force, shall constitute a legal, valid and binding agreement for the Seller which shall be
              enforceable in accordance with the terms hereof;

      7.1.6   neither the execution nor performance of this Agreement by the
              Seller do or will conflict with or result in a breach of or violate any provisions of its articles of association or other constitutional documents or any laws, regulations, authorisation and approval of government authorities or institutions, or any contract or agreement signed by or binding the Seller;

      7.1.7   no litigation, arbitration or legal, administrative or any other proceedings or government investigations affecting the Seller's capability to enter into or perform this Agreement has commenced or been threatened; and

      7.1.8   all material facts and information in connection with the Seller and/or the JV Company which may affect the execution and
              performance of tin's Agreement by the Seller or which are vital for the Buyer to evaluate the JV Company, its business or assets have been disclosed to the Buyer. Such disclosure is true, complete. accurate and not misleading in all substantial aspects.

                                        9

7.2   The Seller's representations, warranties and undertakings in this
      Agreement and Schedule 5 shall be treated independent from each other.
      Except as expressly provided to the contrary in this Agreement, no such representations, warranties and undertakings shall be restricted due to the knowledge or constructive knowledge of the Buyer or its agent.

8.    NON-COMPETITION

8.1   The Seller undertakes and warrants that, except with a prior written consent from the Buyer, during the period from Closing Date to 31 December
      2008 the Seller shall not:

      8.1.1   be engaged or participate in any business or other activities in the PRC in any manner, directly or indirectly, which is or may be in competition with the business engaged in by the JV Company on the Closing Date;

      8.1.2   canvass or solicit any person who is a customer, supplier, agent or business partner of the JV Company before the Closing Date for orders, or solicit or endeavour to solicit any customer, supplier, agent or business partner of the JV Company to cease seeking service from the JV Company or to restrict or alter the service terms.

      8.1.3   solicit or entice away or endeavour to solicit or entice away in any manners (for itself or any other person) any person who is or has been a manager or employee of the JV Company;

      8.1.4   use or (save as required by laws or the competent regulatory authority) disclose or divulge to any third person any secret or confidential information in connection with the JV Company's business or affair or its customers or suppliers; and/or

      8.1.5   using or to permit to use any shop name, trade name or trademark used by the JV Company as of the Closing Date or any other name which is similar to such trade name or trademark.

9.    CONFIDENTIALITY

9.1   Each Party hereto shall ensure confidentiality of all the information and documents (finance, technology or others) acquired in any form from the other party, including but not limited to the information with regard to the execution and contents of and the transaction negotiated under this
      Agreement and the relevant documents ("Information"). Without prior written consent from the other Party, neither Party shall for any purpose disclose the Information to any third party or public, save as required by laws or the relevant stock exchange or such disclosure is necessary for the performance of this Agreement. Before disclosing the Information, a
      Parly shall obtain a prior written consent from the other Party hereto who shall not unreasonably refuse or delay in giving such consent.

9.2   Each Party hereto shall procure that the directors and employees of each
      Party or its affiliates shall comply with the confidentiality obligation in CLAUSE 9.1 and shall be responsible for the other Party against any breach of this clause by such person.

9.3   The confidentiality obligation in this CLAUSE 9 shall survive the termination of this Agreement.

10.   INDEMNITIES

10.1  The Seller shall indemnify and hold the Buyer and/or the JV Company, their respective subsidiaries and/or employees, managers and directors harmless from, against and in respect

                                       10

      of the action, damage, loss, liability and cost (including but not limited to the reasonable costs of any action or legal proceedings' investigation or the reasonable fees for retaining counsels or agents) arising from or related to the following:

      10.1.1  any Seller's representations, warranties and undertakings under this Agreement are untrue, misleading or violated; and/or

      10.1.2  the Seller is in breach of any provision of this Agreement.

10.2  The Buyer shall indemnify the Seller against any losses which may be suffered by the Seller as a result of the Buyer's breach of any provision of this Agreement.

11.   DISPUTE RESOLUTION

11.1  In the event of any dispute arising out of or in connection with this
      Agreement, including but not limited to the execution, performance, interpretation, termination or validity dispute ("DISPUTE") in connection with this Agreement, both Parties shall attempt to resolve such dispute through amicable negotiation which shall be commenced immediately after a
      Party's written notice to the other of the existing dispute.

11.2  If the Parties are unable to resolve such dispute within sixty (60) days of a Party's first written notice to the other of the existing dispute, then either Party may submit such dispute for arbitration.

11.3  Any dispute in relation to this Agreement should be submitted to the China
      International Economic & Trade Arbitration Commission ("COMMISSION") for
      arbitration which shall be conducted in accordance with the then effective arbitration rules of the Commission. The arbitration shall take place in
      Shanghai.

11.4  The arbitration tribunal shall consist of three (3) arbitrators, of which one arbitrator shall be appointed by each party, and the third one shall be appointed by the Commission in accordance with its applicable arbitration rules.

11.5  The arbitral award shall be final and binding upon the Parties. Both
      Parties agree to be bound by and shall proceed with such award. Either
      Party may apply to any court with jurisdiction for judicial acknowledgement and enforcement of the award.

11.6  Any arbitration fee shall be paid by the losing party except as otherwise provided in the award.

11.7  During the period of arbitration, except to the extent of the part in dispute and under arbitration, this Agreement shall remain effective and the Parties shall in all other respects continue their implementation of this Agreement.

12.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.   NOTICES

13.1  Any notice or written communications ("NOTICE") issued by one Party to the other, including but not limited to any written materials or notices, shall be in Chinese writing, which shall be delivered to the recipient at his address as set out in CLAUSE 13.3 in the following manners:

                                       11

      13.1.1  delivered personally;

      13.1.2  sent by prepaid registered mail;

      13.1.3  sent by internationally recognised overnight courier service with postage prepaid; and/or

      13.1.4  sent by fax.

13.2  A notice shall be deemed to have been actually received:

      13.2.1  if delivered personally, on the date of delivery;

      13.2.2  in the case of prepaid registered mail, on the fifth (5th)
              Business Day from the date of posting;

      13.2.3  in the case of express courier, on the third (3rd) Business Day from the date of posting;

      13.2.4  in the case of a fax, on completion of the transmission provided that the sender has received printed confirmation of
              transmission.

13.3  Any notices to a Party shall bear such Party's name and be given to such
      Party at its address or fax numbers set forth below or other address or fax numbers informed from time to time by such Party.

      13.3.1  Notice to WUXI HUAYI INVESTMENT COMPANY LIMITED:

              Address:    Room 909, No.1, Road Changjiang (N.),  Wuxi, The
                          PRC,  Post code:[*]
              Recipient:  PIAO Longhua
              Facsimile:

      13.3.2  Notice to FIRST SPACE HOLDINGS LIMITED:

              Address:    44/F., Bank of China Tower, 1 Garden Road. Central,
                          Hong Kong
              Recipient:  Abdul Halim bin Harun (c/o DLA Piper Rudnick Gray
                          Cary)
              Facsimile:  (852)28101345

      Should any Party change its address set forth above or subsequently provided, it shall inform the other Party of such change by no less than fifteen (15) Business Days prior written notice.

14.   ENTIRE AGREEMENT

14.1  This Agreement and the documents referred hereto contain the entire agreement of the Parties in connection with the transaction under this
      Agreement and Supersede all previous oral or written agreements, contracts, understanding or communications between the Parties relating to the subject matter hereof.

14.2  Each Party acknowledges to the other that, upon entering into this
      Agreement, it has not been induced to enter into this Agreement by nor relied upon any representation or warranty or

                                       12

      undertaking other than the representations, warranties and/or undertakings expressly set forth in this Agreement or in the documents referred hereto.

15.   NO ASSIGNMENT

      Neither Party hereto shall assign all or part of its rights and/or obligations under this Agreement (whether willingly or by law) without prior written consent from the other Party.

16.   WAIVER

      No waiver of any breach or default hereunder shall be considered valid unless given in writing, and except as expressly provided otherwise, no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

17.   SEVERABILITY

      If any provision of this Agreement is found by an arbitration institution or a court to be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected by such invalid, illegal or unenforceable provision.

18.   MISCELLANEOUS

18.1  Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties and none of the Parties shall have any authority to bind or make any warranty, representation or undertaking on behalf of the other Party.

18.2  Any stamp duty, corporate income tax and other relevant taxes in connection with this Agreement and the transaction hereunder shall be paid the Parties in accordance with the applicable PRC laws. The Seller hereby undertakes that it shall, pursuant to the applicable PRC laws, regulations and rules, pay all the taxes in connection with the equity transfer under this Agreement and shall indemnify the Buyer and/or the JV Company any loss, damage, expense or any other liabilities of the Buyer and/or the JV
      Company arising out of the Seller's failure to pay such taxes.

18.3  Time is of the essence in this Agreement.

18.4  This Agreement shall be signed and sealed by the Parties and shall come into effect upon the approval of the Commerce Department.

18.5  This Agreement shall be in Chinese and shall be made in eight (8) copies, each Party shall hold two (2) copies and the remaining copies shall be filed with the relevant government authorities.

                                       13

IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed by their respective duly authorised representative on the date which appears in the first page hereof.

SELLER:
WUXI HUAYI INVESTMENT COMPANY LIMITED

/s/             (seal)
-----------------------------------------
Legal representative or authorised represetative (Signature)

BUYER:
FIRST SPACE HOLDINGS LIMITED

/s/            (seal)
------------------------------------
Authorized representative (Signature)

                                       14

                                   SCHEDULE 1

                          PARTICULARS OF THE JV COMPANY

Company Name                   :   Wuxi Seamless Oil Pipe Co. Ltd.

Legal Address                  :   No. 38 Zluijiang Road, National Hi-Tech
                                   Development Zone

Business Licence No.           :   Qihesuxizongzi No.004300

Date and Place of              :   17th November 1999, Wuxi
Incorporation

Nature of Enterprise           :   Sino-Foreign Equity JV Company

Total Amount of Investment     :   US$ 88,300,000

Registered Capital             :   US$ 35,000,000

Directors                      :   Dato' Dr Abdul Halim bin Harun, PIAO Longhua.
                                   ZHANG Jun. Ooi Koe Leong, Zulkifly Bin
                                   Zakaria, Yus of Bin Hussin, XU Xizhong,
                                   ZHANG Yi and YE Zongdi

Shareholders and shareholding  :   Shareholders                          Capital Contribution Proportion
                                   ------------                          -------------------------------

                                   (1) Wuxi Huayi Investment Co., Ltd.                 49%

                                   (2) UMW ACE (L)LTD.                                 51%

Particulars of Subsidiaries of the JV Company:

1. Company Name                :   Jiangsu Fanli Steel Pipes Co. Ltd.

Legal Address                  :   Gong Nine Road, Industry Development Zone,
                                   Xuyu county, PRC

Business Licence No.           :   3208301100946

Date and Place of              :   16th April 2004, Xuyu
Incorporation

Nature of Enterprise           :   Limited Liability Company

Total Amount of                :   RMB 50,000,000
Investment

Registered Capital             :   RMB 50.000,000

Directors                      :   Piao Longhua, Huang Chen and Zulkifly
                                   Bin Zakaria

Shareholders and shareholding  :   Shareholders                          Capital Contribution Proportion
                                   ------------                          -------------------------------

                                   (1) Huang Chen                                      24%

                                   (2) Huang Xiang                                      4%

                                   (3) Gu Jianming                                      2%

                                   (4) Wuxi Seamless Oil Pipes                         70%

                                       15

2. Subsidiary Name             :   Wuxi Seamless Oil Extraction
                                   Equipment Co. Ltd.

Legal Address                  :   Land No.25, Wuxi National Hi-tech Industrial
                                   Development Zone, Wuxi city. Jiangsu
                                   province, PRC

Business Licence No.           :   3202131101765

Date and Place of
Incorporation                  :   10th November 2004, Wuxi

Nature of Enterprise           :   Limited Liability Company

Total Amount of Investment     :   RMB 10,000,000

Registered Capital             :   RMB 10,000,000

Directors                      :   Piao Longhua, Encik Zulkifly Changlin and bin
                                   Zakaria, Ooi Koe Leong, Zhu Liu Lanlan

Shareholders and shareholding  :   Shareholders                          Capital Contribution Proportion
                                   ------------                          -------------------------------

                                   (1) Wuxi Seamless Oil Pipes                         51%

                                   (2) Zhu Changlin                                    49%

3. Subsidiary Name             :   Wuxi Seamless Drill Pipes Co. Ltd.

Legal Address                  :   Land C, Chengnan Road, Wuxi New District,
                                   Jiangsu province, PRC

Business Licence No.           :   Qi He Su Xi Zong Zi No.007683

Date and Place of              :   30th August 2005, Wuxi
Incorporation

Nature of Enterprise           :   Sino-foreign Joint Venture

Total Amount of                :   RMB 7,000,000
Investment

Registered Capital             :   RMB 3,600,000

Directors                      :   Dato Dr Abdul Halim bin Haru, Piao Longhua,
                                   Ooi Koe LEONG, Zulkifly Bin Zakaria,
                                   Zhang Jun, Cao Hongbo and Zhao Rencun

                                       16

Shareholders and shareholding  :   Shareholders                          Capital Contribution Proportion
                                   ------------                          -------------------------------

                                   (1) Wuxi Seamless Oil Pipes                         51%

                                   (2) Hallong International (L) Ltd.                  40%

                                   (3) Wuxi Wei Er De Technology Co. Ltd.               9%

4. Subsidiary Name             :   Daqing Yilang Site Oil Pipes Co. Ltd.

Legal Address                  :   No.l, Yinlang Avenue. Ranghulu district,
                                   Daqing city

Business Licence No.           :   2306041100268 (1--1)

Date and Place of              :   19th January 2005, Daqing
Incorporation

Nature of Enterprise           :   Limited Liability Company

Total Amount of Investment     :   RMB 30,000,000

Registered Capital             :   RMB 30.000,000

Directors                      :   Gao Jingge, Zhao Yuehai, Piao Longhua,
                                   Zhang Jianqi, Yin Qiming

Shareholders and shareholding  :   Shareholders                          Capital Contribution Proportion
                                   ------------                          -------------------------------

                                   (1) Wuxi Seamless Oil Pipes                       33.33%

                                   (2) Daqing Xingyi Industry Co.                    66.67%

                                       17

                                   SCHEDULE 2

                 AGREED FORM OF RESIGNATION LETTER FOR DIRECTORS

To        :    WUXI SEAMLESS OIL PIPE CO. LTD. ("JV COMPANY")

Address   :    No.38 Zhujiang Road, National Hi-Tech Development Zone

Attn.     :    XU Xizhong

Re: Resignation of Director

      I,________________________hereby inform the JV Company that I formally resign from the board of directors of the JV Company as of today.

      I hereby confirm that:

      (1)   all claims (including but not limited to claims for salary) and obligations, rights and benefits I shall be entitled to receive from the JV Company have been satisfied; and

      (2)   I will not make any claim or have any other requirement against the
            JV Company for any reason such as the loss of any position from the
            JV Company.

Name of the director:

Signature: ________________________

Date:       __________________, 2006

                                       18

                                   SCHEDULE 3

                     AGREED FORM OF EQUITY TRANSFER NOTICE

To:      UMW ACE (L) LTD.

Dear Sirs:

Re: Wuxi Seamless Oil Pipe Co. Ltd. ("JV COMPANY")

We have entered into an Equity JV Company Contract ("JV CONTRACT") and the
Articles of Association in connection with the JV Company with you on 20th
August 2005.

We are prepared to transfer the entire 49% Equity Interest in the JV Company held by us to FIRST SPACE HOLDINGS LIMITED ("ASSIGNEE").

In accordance with CLAUSE 10(b) of the JV Contract and relevant provisions of
Sino-Foreign Equity Joint Venture Company Law of the PRC, before transferring the said Equity Interest, you, as the other party of the JV Company, shall be given a notice by us of such transfer. You shall have the pre-emptive right over the Equity Interest that we proposed to transfer.

Please sign and deliver the Letter of Consent for Equity Transfer attached hereto to confirm that you have agreed that:

(1)   we can transfer all the 49% Equity Interest in the JV Company held by us to the Assignee; and

(2)   you have unconditionally and irrevocably waived your pre-emptive right over the Equity Interest that we propose to transfer.

WUXI HUAYI INVESTMENT COMPANY LIMITED
Authorised Representative (Signature)

Seal: Wuxi Huayi Investment Company Limited

Date: Aug 2nd, 2006

                                       19

                                   SCHEDULE 4

              AGREED FORM OF LETTER OF CONSENT FOR EQUITY TRANSFER

To:   Wuxi Huayi Investment Company Limited

Dear Sirs:

Re: Wuxi Seamless Oil Pipe Co., Ltd. ("JV COMPANY")

We have entered into an Equity JV Company Contract ("JV CONTRACT") and the
Articles of Association with you on 20th August 2005 in connection with the.JV
Company.

We are aware that you desire to transfer the 49% Equity Interest in the JV
Company held by you to FIRST SPACE HOLDINGS LIMITED ("ASSIGNEE").

We hereby confirm and agree that:

(1)   you can transfer all the 49% Equity Interest in the JV Company held by you to the Assignee; and

(2)   we have unconditionally and irrevocably waived our pre-emptive right over the Equity Interest that you proposed to transfer.

UMW ACE (L) LTD.
Authorised Representative (Signature):

Seal: UMW ACE (L) LTD.

Date: Aug 18th, 2006

                                       20

                                   SCHEDULE 5

                  REPRESENTATIONS, UNDERTAKINGS AND WARRANTIES

A.    ORGANISATION AND CURRENT STATUS OF THE JV COMPANY AND ITS AFFILIATES
      (IF ANY)

      (1)   The JV Company and its affiliates (if any) are duly incorporated and validly existing pursuant to the laws of China.

      (2)   The JV Company and its affiliates are entitled to continue to operate all business operations it currently operates.

B     SELLER'S OTHER RIGHTS AND INTERESTS IN THE JV COMPANY AND ITS AFFILIATES

      (1)   Except as disclosed in the Accounting Records, the JV Company and its affiliates, upon their registration, have not operated any other business or incurred any other obligations. The "Accounting Records"
            described in this Annex shall mean the JV Company and its
            affiliates' audited balance sheets, profit and loss statements and relevant annotations hereto for the year ending 31 December 2005 and the audited consolidated financial statements as of 31 March 2006.

      (2)   The Seller or any of its members do not have any rights or interests in any business that is or may be competitive with that of the JV
            Company and its affiliates.

C.    FINANCIAL STATUS AND DEBTS

      (1)   The Accounting Records (as defined above) has provided a correct and complete report in all specific aspects, sufficiently evidencing the
            JV Company and its affiliates' financial status of each account as at the respective closing dates and the performance of the business operations during the accounting period. The Accounting Records are

                                       21

            compiled and audited according to the GAAP, conventions of China and comply with all applicable laws and regulations.

      (2)   Except as disclosed in the Accounting Records, the JV Company and its affiliates absolutely have no other known or anticipated debts of whatever nature (incurred or not incurred, absolute, possible, oral, or informal), including but not limited to any security or tax liabilities..

      (3)   Upon the execution date of this Agreement, the Relevant Facilities and Devices (as defined below), except for normal wear and tear, the
            JV Company and its affiliates' financial status, properties, assets, debts, and operation efficacy or prospectus, are free of any material adverse change. The "Relevant Facilities and Devices" shall mean all the buildings, facilities, machines, devices (including office utilities and other devices), etc. owned by the JV Company and its affiliates as of the execution date of this Agreement.

      (4)   The JV Company and its affiliates have submitted returns and taxation reports required under the relevant local laws.

D.    COMPLIANCE AND LAW SUITS

      (1)   The JV Company and its affiliates have been compliant with all laws, regulations and rules applicable to its business, including but not limited to the laws and regulations with respect to labour, fire fighting and environmental protection.

      (2)   The JV Company and its affiliates has obtained all approvals, certificates and permits, necessary or required for its corporation, existing and operation.

                                       22

      (3)   As is known to The Seller, no individual, enterprise, association, alliance, government agency or institution claims or threatens to claim any law suit, claim, investigation, strike, claim by obligee, or disputed issue against the JV Company and its affiliates, its assets, products and services, or the transaction contemplated hereunder, and the JV Company and its affiliates is not subject to or in violation of any government order or any court judgment.

E.    ASSETS

            With respect to any Relevant Agreement (as defined below), lease contract, franchise contract, or other covenant to which the JV
            Company and its affiliates are a party or by which the JV Company and its affiliates are bound, the JV Company and its affiliates have fulfilled its obligations as required and has not breached any of the same. As is known to the Seller, no such event (including the execution and performance of this Agreement), at the moment or in future, as time goes by or effected by notice, constitute or will constitute any breach of such agreement, contract or covenant. The
            "Relevant Agreement" referred to here shall mean all loan
            agreements, customer contracts, lease contracts, permits and any other oral or written contracts or agreements to which the JV
            Company and its affiliates are a party or under which the JV Company and its affiliates shall undertake obligations.

F.    TAXATION

            After the execution date of this Agreement, the JV Company and its affiliates have not incurred any absolute or accidental obligation or debt except those incurred in the ordinary and regular business course or disclosed by this Agreement.

G.    ACCURACY OF THE ANNEXES

            All information and materials in connection with the JV Company and its affiliates in this Annex are authentic, correct, complete and not misleading.

                                       23